AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date in the signature block, to the Fund
Servicing Agreement dated as of May 24, 2023, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”)
and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND
SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement;
WHEREAS, the parties desire to amend the Agreement to add an Exhibit; and
WHEREAS, Section 13(G) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized by or approved by the Board of Trustees.
NOW THEREFORE, the parties agree as follows:
1.The Exhibit for Prospector Partners, LLC attached hereto, is hereby added to the
Agreement.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.
MANAGED PORTFOLIO SERIESU.S BANCORP FUND SERVICES, LLC
By: /s/ Brian R. WiedmeyerBy: /s/ Gregory Farley
Name: Brian R. WiedmeyerName: Gregory Farley
Title: PresidentTitle:  Sr. Vice President
Date: August 15, 2024Date:  August 15, 2024
Exhibit for Prospector Partners, LLC
Managed Portfolio Series Fund Servicing Agreement
Name of Series
Prospector Capital Appreciation Fund
Prospector Opportunity Fund
Fund Start-up & Registration Services Project Fee
Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
$[  ] for the reorganization of the proprietary two-fund family into the MST – CONVERSION FEE WAIVED
(although U.S. Bank does not waive external legal counsel fees)
Does not include MST external counsel fee.
■$ [  ] – Additional fee per sub – adviser
■$ [  ] – Additional fee per drafting multi-manager exemptive application (does not include outside legal costs)
■Adviser is responsible for proxy fees/costs
Additional Regulatory Administration Services
■$ [  ] – per fund or as negotiated for Subsequent new fund launch
■$ [  ] – per project for Subsequent new share class launch
■Multi – managed funds – as negotiated based upon specific requirements
■Proxy – as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.
The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.
Extraordinary services – negotiated based upon specific requirements
Multi – managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Fund Administration, Fund Accounting & Portfolio
Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Complex*
Basis points
[  ] on the first $ [  ] million
[  ] on the next $ [  ] million
[  ] on the next $ [  ] million
[  ] on the balance
$ [  ] – per fund, Minimum Annual Fee
■$ [  ]- Additional fee for each intraday NAV calculations in excess of one strike per day
■$ [  ] – Additional fee for each additional class, Controlled Foreign Corporation (CFC), and/or sub-
advisor
Services Included in Annual Fee Per Fund
■Advisor Information Source – On-line access to portfolio management and compliance information.
■Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
■$ [  ] – Listed Instruments and rates which may include but are not limited to: Domestic Equities,
Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ [  ] – Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic
Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ [  ] – Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and
Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency
Bonds, Asset Backed, and High Yield Bonds
■$ [  ] – Bank Loans
■$ [  ] – Intraday money market funds pricing, up to 3 times per day
■$ [  ] per Month Manual Security Pricing (>25per day)
■Derivative Instruments are generally charged at the following rates:
●$ [  ] – Interest Rate Swaps, Foreign Currency Swaps
●$ [  ] – Swaptions
●$ [  ] – Credit Default Swaps
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees.
Corporate Actions and Factor Services
■$ [  ] – per Foreign Equity Security per Month for Corporate Actions
■$ [  ] – per Domestic Equity Security per Month for Corporate Actions
■$ [  ] – per CMOs and Asset Backed per Month for Factor Services
■$ [  ] – per Mortgage-Backed Security per Month for Factor Services
Third Party Administrative Data Charges (descriptive data for each security)
■$ [  ] – per security per month for fund administrative data
SEC Modernization Requirements
■$ [  ] – per year, per Fund, Form N-PORT
■$ [  ] – per year, per Fund, Form N-CEN
Index Service Fees
$[  ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
$[  ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg,
S&P Global, Dow Jones, CBOE, and HFRI Indexes
$[  ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
$[  ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
$[  ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P
Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added.  Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing,
Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided
(e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.
Fund Administration & Portfolio Compliance (Additional Services
Fee Schedule)
Transfer In-Kind
■$ [  ] - per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*
Daily Compliance Services (if required)
■$ [  ] - per fund per year, Base fee
■$ [  ] - per fund group setup
Section 18 Compliance Testing
■$ [  ] - per fund complex set up fee
■$ [  ] - per fund per month
Section 15(c) Reporting
■Additional 15(c) reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services
■$ [  ] - per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
Equity & Fixed Income Attribution Reporting
■Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situations:
■Fee will be accessed.
Customized delivery of data:
■TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend
Estimates (Limited to two).
Optional Tax Services
■$ [  ] - per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations
(CFCs)
■$ [  ] - per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
■$ [  ] - per additional return, State tax returns (First two included in core services)
Tax Reporting - MLP C-Corporations
Federal Tax Returns
■$ [  ] - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout
Analysis)
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$ [  ] - per estimate, To Prepare provision estimates
State Tax Returns
■$ [  ] - per fund, State tax notice consultative support and resolution
■$ [  ] - per state return, To Prepare state income tax returns for funds and blocker entities
●$ [  ] - per state return, Sign state income tax returns
●Assist in filing state income tax returns - Included with preparation of returns
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio
Compliance (provided by U.S. Bank upon client request)
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to
USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost.  The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’
sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain.  In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
SEC Derivatives Rule 18f-4 Confluence Technologies Offering:

Offering	Price per Fund per Month
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
Transfer Agent, Shareholder & Account Services Fee
Schedule
Annual Service Charges to the Fund*
$ [  ] Base Fee per CUSIP- for first CUSIP in Fund Complex
$ [  ] Each additional class CUSIP in Fund Complex
$ [  ] per open account
$ [  ] per closed account - Closed (zero balance) Accounts
$ [  ] per open account - Daily Accrual Fund Accounts
Annual Basis Point Fee per Fund Complex
Basis Points
■[  ] on the balance
Services Included in Annual Basis Point Fee
■Telephone Calls
■Voice Response Calls
■Manual Shareholder Transaction & Correspondence
■Omnibus Account Transaction
■Daily Valuation/Manual 401k Trade
■Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
■NSCC System Interface
■Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
■Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
■12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion,
AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out
(daily confirms, investor statements, tax, check printing and writing and commissions), voice response
(VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added.  Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary
e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting,  investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors,  CUSIP setup, CTI reporting, sales reporting &
Rule 22c-2 reporting (MARS), electronic statements (Informa),  EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided
(e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the  month in which such account is closed. The monthly fee for a closed
account shall be charged in the month following    the month during which such account is
closed.
Transfer Agent & Shareholder Services (Additional Services Fee
Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
■$ [  ] per qualified plan account or Coverdell ESA account (Cap at $[  ] per SSN)
■$ [  ] per transfer to successor trustee
■$ [  ] per participant distribution (Excluding SWPs)
■$ [  ] per refund of excess contribution
■$ [  ] per reconversion/recharacterization
Additional Shareholder Paid Fees
■$ [  ] per outgoing wire transfer or overnight delivery
■$ [  ] per telephone exchange
■$ [  ] per return check or ACH or stop payment
■$ [  ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones.  The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
■Implementation
●$ [  ] - per fund group, Inquiry only - no transaction capabilities
●$ [  ] per fund group, base transactional and maintenance functionality
●Three year minimum term
■Annual Fee - Based on Login Volume
●$ [  ] - Up to 100,000
●$ [  ] - 100,000 - 999,999
●$ [  ] - 1,000,000+
■Activity Fees:
●$ [  ] per event, per login
●$ [  ] per event, Login Challenge (email or SMS Text)
●$ [  ] per event, Inquiry
●$ [  ] per event, Account Maintenance
●$ [  ] per event, Transaction - financial transactions, duplicate statements requests, etc.
●$ [  ] per event, New Account Set-up
●$ [  ] per event, Bank Verification Attempt
Optional features with additional implementation fees and ongoing fees are available.  A full feature list and quote is available upon request.
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
■$ [  ] per year, Base Fee Per Management Company - file generation and delivery
■Per Record Charge
●$ [  ] Rep/Branch/ID
●$ [  ] Dealer
■$ [  ] per record Price Files or $ [  ] per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
■Account inquiry
●$ [  ] per event Inquiry
●$ [  ] per month per ID Vision ID
■Transaction Processing
●$ [  ] per Management Company Implementation Fee
●$ [  ] per event Transaction - purchase, redeem, and exchange
●$ [  ] per month Monthly Minimum Charge
■Electronic Statements*
●$ [  ] per fund group Implementation
●$ [  ] per image Load charges
●$ [  ] per document Archive charge (for any image stored beyond 2 years)
*Vision ID and event charges also apply.
■Threatmetrix Services: MFA Annual Product Fee
●$ [  ] Monthly, $ [  ] Annually - Below 1,000 IDs
●$ [  ] Monthly, $ [  ] Annually - 1000-3450 IDs
●$ [  ] Monthly, $ [  ] Annually - 3451 IDs and above
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
■$ [  ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
■STAT - Statement and Tax Form Storage & Retrieval
●$ [  ] per user Setup
●$ [  ] per user per month Support
Additional Data Delivery Services
■Ad Hoc/Power Select File Development
●$ [  ] per file Standard ad-hoc select
●$ [  ] per hour consultation and programming development for Custom coded data for recurring, scheduled delivery
●$ [  ] per file per month for recurring files/reports scheduled for delivery via Report Source -
Support Charges
●Recurring files scheduled for delivery via Report Source.
■Custom Electronic File Exchange (MFS delivery of standard TIP files)
●$ [  ] one-time fee to Setup
●$ [  ] per file per month, Support
■File Delivery to Alternate Sales Reporting Provider
●$ [  ] one-time fee to Setup
●$ [  ] per file per month Maintenance Fee
Chat Services
■$ [  ] Implementation Fee
■$ [  ] per month Monthly Fee
■$ [  ] per Chat Fee or $[  ] per minute of chat
Virtual Assistant
■$ [  ] Implementation Fee
●$ [  ] per month administration fee
Electronic Form Delivery and Signature Capture
■$ [  ] Implementation fee (includes 15 forms)
■$ [  ] for each additional form and email template - Additional setup fee
■$ [  ] per form, Form and fund logo modifications
■$ [  ] per updated Fund Logo
■$ [  ] per month, Monthly minimum fee
■$ [  ] Per electronic envelope Fee
Recordkeeping Application Access
■Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
●$ [  ] implementation
●$ [  ] per month
■Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
●Cost varies depending upon location and bandwidth
■TA2000 3270 Emulation (Mainframe Green Screen) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
●$ [  ] implementation
●$ [  ] per ID per month
■TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
●$ [  ] implementation
●$ [  ] per ID per month
■TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account inquiry only.
●$ [  ] implementation
●$ [  ] per ID per month
■Automated Work Distributor (AWD) - Image and workflow application.
●$ [  ] implementation
●$ [  ] per ID per month
■Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
●$ [  ] implementation
●$ [  ] per ID per month
■PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
●$ [  ] per month
Programming Services
■$ [  ] per hour (subject to change)
■Charges incurred for customized services based upon fund family requirements including but not limited to:
●Fund Setup programming (transfer Agent system, statements, options, etc.)
●Customized service development
●Voice response system setup (menu selections, shareholder system integration, testing, etc.)
●All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
■$ [  ] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
■$ [  ] setup per fund group
■$ [  ] per month administration
■$ [  ] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
■$ [  ] per fund group per month
CTI Reporting
Integrated custom detailed call reporting - $ [  ] per monthly report
Literature Fulfillment Services
■Account Management/Database Administration
●$ [  ] per month
●$ [  ] per SKU - Receiving
●$ [  ] per order - Order Processing
●$ [  ] per month per location - Skid Storage
●$ [  ] per SKU - Disposal
■Inbound Tele servicing Only
●$ [  ] per month Account Management (OR)
●$ [  ] per call, Call Servicing
■Lead Source Reporting
●$ [  ] per month
■Closed Loop Reporting
●$ [  ] per month, Account Management
●$ [  ] per fund group, Database Installation, Setup
■Miscellaneous Expenses
●Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■$ [  ] per Month
Fund Event* Services
■$ [  ]/hour, Programming & File Delivery
■$ [  ]/hour, Project Management/Analysis
■$ [  ]/account/month, Account Data Retention - until purged*
■$ [  ]/CUSIP/month, CUSIP Data Retention - until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions
(Manual and Systematic) and Non-Taxable Reorganizations (into U.S. Bank or out to another Transfer
Agent) *FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
■$ [  ] per CUSIP - CUSIP Setup beyond the initial CUSIP
■$ [  ] per CUSIP (Less than 35 days) - Expedited CUSIP Setup
Fund Characteristic Change
■$ [  ] per fund/ per change - Fund Name Change
■$ [  ] per fund/ per change - Fund CUSIP Change
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
■$ [  ] - $ [  ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up
to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
■$ [  ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
■$ [  ] MARS Sales Reporting (Includes 1 Sales Users)
■$ [  ] MARS 22c-2 Compliance (Includes 1 Compliance Users)
Basic support includes file import assistance, database query requests, compliance report monitoring/
review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced
Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $ [  ] per month
Standard MARS System Setup & Implementation Costs
■$ [  ] - SalesForce.com Integration
■$ [  ] - Custom Data Interface
■$ [  ] - Omni SERV Setup
■$ [  ] - Standard Interface
■$ [  ] - Additional Omni SERV Interface
Standard MARS Licenses (Monthly Fee Per User)
■$ [  ] - Sales Reporting
■$ [  ] - 22c-2 Compliance
■$ [  ] - CRM
■$ [  ] - SFDC
MARS Training (in-person):
■$ [  ] /day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
●0 - 5K        $ [  ]      5K - 7.5K          $ [  ]
●7.5K - 10K$ [  ] 10K - 15K$ [  ]
●15K - 20K$ [  ] 20K - 40K$ [  ]
●40K - 60K$ [  ] 60K - 80K$ [  ]
●80K - 100K$ [  ] 100K - 120K$ [  ]
●120K - 140K$ [  ] 140K - 160K$ [  ]
●160K - 180K$ [  ] 180K - 200K$ [  ]
●200K - 220K$ [  ] 220K - 240K$ [  ]
●240K - 260K$ [  ] 260K - 280K$ [  ]
●280K - 300K$ [  ] 300K - 320K$ [  ]
●320K - 340K$ [  ] 340K - 360K$ [  ]
●360K - 380K$ [  ] 380K - 400K$ [  ]
●400K - 420K$ [  ] 420K - 440K$ [  ]
●440K - 460K$ [  ] 460K - 480K$ [  ]
●480K - 500K$ [  ] 500K - 520K$ [  ]
●520K - 540K$ [  ] 540K - 560K$ [  ]
●560K - 580K$ [  ] 580K - 600K$ [  ]
●600K - 620K$ [  ] 620K - 640K$ [  ]
●640K - 660K$ [  ] 660K - 680K$ [  ]
●680K - 700K$ [  ] 700K - 720K$ [  ]
●720K - 740K$ [  ] 740K - 760K$ [  ]
●760K - 780K$ [  ] 780K - 800K$ [  ]
●800K - 820K$ [  ] 820K - 840K$ [  ]
●840K - 860K$ [  ] 860K - 880K$ [  ]
●880K - 900K$ [  ] 900K - 920K$ [  ]
●920K - 940K$ [  ] 940K - 960K$ [  ]
●960K - 980K$ [  ] 980K - 1M$ [  ]
Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone,
Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and
RIA Monthly Load.
The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size
■$ [  ] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees )
■$ [  ] MARS Sales & Compliance Reporting
■$ [  ] MARS Sales Reporting Only
■$ [  ] MARS 22c-2 Compliance Only
Once an AUM of $1,000,000,000 has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Basic support includes file import assistance, database query requests, compliance report monitoring/
review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced
Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[  ] per month. No CRM real-time integration. There is no system access with MARS Lite.
Additional MARS Lite System Setup & Implementation Costs (One-time fee)
■$ [  ] - Custom Data Interface
■$ [  ] - Additional OmniSERV Setup ($[  ] Monthly)
■$ [  ] - Standard DCIO Interface Setup ($[  ] Monthly)
■$ [  ] - Standard Interface Setup ($[  ] Monthly)
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:
Below fees are based on Monthly Transaction Volume
●0 - 5K        $ [  ]      5K - 7.5K          $ [  ]
●7.5K - 10K$ [  ] 10K - 15K$ [  ]
●15K - 20K$ [  ] 20K - 40K$ [  ]
●40K - 60K$ [  ] 60K - 80K$ [  ]
●80K - 100K$ [  ] 100K - 120K$ [  ]
●120K - 140K$ [  ] 140K - 160K$ [  ]
●160K - 180K$ [  ] 180K - 200K$ [  ]
●200K - 220K$ [  ] 220K - 240K$ [  ]
●240K - 260K$ [  ] 260K - 280K$ [  ]
●280K - 300K$ [  ] 300K - 320K$ [  ]
●320K - 340K$ [  ] 340K - 360K$ [  ]
●360K - 380K$ [  ] 380K - 400K$ [  ]
●400K - 420K$ [  ] 420K - 440K$ [  ]
●440K - 460K$ [  ] 460K - 480K$ [  ]
●480K - 500K$ [  ] 500K - 520K$ [  ]
●520K - 540K$ [  ] 540K - 560K$ [  ]
●560K - 580K$ [  ] 580K - 600K$ [  ]
●600K - 620K$ [  ] 620K - 640K$ [  ]
●640K - 660K$ [  ] 660K - 680K$ [  ]
●680K - 700K$ [  ] 700K - 720K$ [  ]
●720K - 740K$ [  ] 740K - 760K$ [  ]
●760K - 780K$ [  ] 780K - 800K$ [  ]
●800K - 820K$ [  ] 820K - 840K$ [  ]
●840K - 860K$ [  ] 860K - 880K$ [  ]
●880K - 900K$ [  ] 900K - 920K$ [  ]
●920K - 940K$ [  ] 940K - 960K$ [  ]
●960K - 980K$ [  ] 980K - 1M$ [  ]
The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.
Informa Shareholder Electronic Statement Services
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
■$ [  ] per statement, Document Loading, Storage, and Access
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Confirm Statements
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
■$ [  ] per statement, Document Loading, Storage, and Access
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Investor Statements
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
■$ [  ] per statement, Document Loading, Storage, and Access
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Tax Statements
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
■$ [  ] per suppressed statement, Document Consent Processing, Suppression, and Notification
■$ [  ] initial setup fee, Development & Implementation of Electronic Compliance Documents -
Related Digital Investor Fees
■$ [  ] per transaction, View Consent Enrollment
■$ [  ] per transaction, Consent Enrollment
■$ [  ] per view, View Statements
Notes:
■Statements presented as PDF documents
■Statements will be loaded for all accounts, regardless of consent
■Three-year minimum term
■Storage for two years included in Document Loading, Storage and Access fee.  Archive fee of $[  ]
per document per year for three years and greater, if desired
Digital Investor customization charges apply
The Adviser’s signature below is solely in acknowledgement of the above fee schedule.
PROSPECTOR PARTNERS, LLC
By: ________________________________
Name:
Title:
Date: